                                                              EXHIBIT 10.31

                              EMPLOYMENT AGREEMENT

          THIS EMPLOYMENT AGREEMENT ("Agreement") is made and entered into as of September 23, 1996 by and between VIATEL, INC., a Delaware corporation with an office at 800 Third Avenue, New York, New York 10022 (the "Company"), and MARTIN VARSAVSKY, an individual currently residing at Vda. de Los Chopos No. 12, 28109 La Moraleja, Madrid, Spain (the "Executive").

                              W I T N E S S E T H:

          WHEREAS, the Company is contemplating a Public Offering (as defined below) of certain of its equity securities;

          WHEREAS, the Board of Directors (the "Board") desires to provide incentives to retain the Executive in the Company's employ for a three-year period after the Public Offering; and

          WHEREAS, the Board and the Executive desire that the Company employ the Executive as the Chairman and Chief Executive Officer.

          NOW THEREFORE, each of the Company and Executive, intending to be legally bound, hereby mutually covenant and agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

          The following terms used in this Agreement shall have the meanings set forth below.

          1.1 "Accrued Obligations" shall mean, as of the date of Termination, the sum of Executive's aggregate accrued but unpaid (A) Base Salary, (B) Bonus Award, (C) other cash compensation and (D) vacation pay, expense reimbursements and other cash entitlements, all determined through the date of Termination.

          1.2 "Base Salary" shall mean the amount set forth in Section 3.1 hereof.

          1.3 "Bonus Agreement" shall mean the Bonus Agreement entered into by the parties in the form attached hereto as EXHIBIT A.

          1.4 "Bonus Award" shall have the meaning specified in the Bonus Agreement.

          1.5 "Cause" shall mean Executive's (i) material violation of Section
2.3 hereof, which violation has not been cured within 15 days of the date that written notice thereof is received by Executive from the Board; (ii) material violation of Section 4.1 or 4.2 hereof; (iii) violation of Section 4.3 hereof;
(iv) gross negligence or dishonesty in performancing his duties hereunder or habitual neglect in managing the Company; PROVIDED, HOWEVER, that the Board undertakes a comprehensive review and determines that such conduct is materially injurious or materially damaging to the Company or its reputation; or (vi) conviction of any felony or a misdemeanor involving fraud, misrepresentation or dishonesty.

          1.6 "Change of Control" is defined to mean such time as (i) a "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act), becomes the ultimate "beneficial owner" (as defined in Rule
13d-3 under the Exchange Act) of more than 50% of the total voting power of the then outstanding Voting Stock of the Company on a fully diluted basis or (ii) individuals who at the beginning of any period of two consecutive calendar years constituted the Board (together with any new directors whose election by the Board or whose nomination for election by the Company's stockholders was approved by a vote of at least two-thirds of the members of the Board then still in office who either were members of the Board at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the members of the Board then in office.

          1.7 "Common Stock" shall mean the common stock, par value $.01 a share, of the Company.

          1.8 "Competitive Activities" shall have the meaning set forth in
Section 4.3 hereof.

          1.9 "Confidential Material" shall have the meaning set forth in
Section 4.2 hereof.

          1.10 "Control" (including, with correlative meanings, the terms "controlling," "controlled by," and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through ownership of voting securities, by contract or otherwise.

          1.11 "Disability" shall mean Executive's death or inability to perform his material duties to the Company by reason of a physical or mental disability which has existed for an aggregate of nine months during any twelve month period).

          1.12 "Disability Payment" shall mean, for purposes of Section 5.3(d) hereof, an amount equal to 60% of the Base Salary in effect for the calendar year in which such Disability occurred (or the average Base Salary if such Disability occurred over more than one calendar year.

          1.13 "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

          1.14 "Good Reason" shall mean any (i) reduction in Executive's Base Salary, (ii) material diminution in Executive's authority, duty, responsibility, function or position with the Company, if such diminution continues after 15 days of the date that written notice thereof is given to the Board by Executive,
(iii) failure by the Company to continue any material benefit or compensation plan, life insurance plan, health and accident plan, disability plan (or plan providing Executive with substantially similar benefits) in which Executive is participating or the material reduction by the Company of Executive's benefits under any such plan, (iv) failure by the Company to obtain an assumption of this Agreement by any successor of the Company (as contemplated in Section 6.2 hereof) or (v) after a Change in Control, any breach of this Agreement or of the Bonus
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Agreement; PROVIDED, HOWEVER, that the Executive has provided written notice to the Company of such breach and the Company has not cured such breach (if capable of being cured) within 15 days of receipt of such notice.

          1.15 "Intellectual Property" shall mean any idea, process, trademark, service mark, trade or business secret, invention, technology, computer program or hardware, original work of authorship, design, formula, discovery, patent or copyright, application, record, design, plan or specification and any improvement, right or claim related to the foregoing.

          1.16 "Participation" shall mean the direct or indirect participation in any Competitive Activity, whether as an operator, manager, consultant, and whether individually or jointly.

          1.17 "Performance Year" shall mean each calendar year beginning on January 1 and ending on December 31.

          1.18 "Person" shall mean any individual or entity, whether a governmental or other agency or political subdivision thereof or otherwise.

          1.19 "Public Offering" shall mean the first date after which at least 20% of the outstanding Common Stock is publicly held and such Common Stock is listed or admitted to trading on a national securities exchange or quoted on the National Association of Securities Dealers, Inc.'s National Market System.

          1.20 "Severance Amount" shall mean, for purposes of Section 5.3(b) hereof, an amount equal to (i) the sum of (A) the Base Salary for the calendar year in the Term in which the date of Termination occurs plus (B) one-half of the prior year's Bonus Award (not to be less than $50,000) MULTIPLIED BY (ii) the Severance Period Multiple.

          1.21 "Severance Period" shall mean the number of full calendar months remaining in the Term on the date of any Termination.

          1.22 "Severance Period Multiple" shall mean, the quotient obtained by DIVIDING (i) the Severance Period by (ii) 12; PROVIDED, HOWEVER, that the Severance Period Multiple shall not be less than one, except that in the case of a Change in Control, the Severance Period Multiple shall not be less than two.

          1.23 "Term" shall have the meaning set forth in Section 2.2 hereof.

          1.24 "Termination" shall mean termination of Executive's employment with the Company for any reason, including (i) for Disability, (ii) with or without Cause, (iii) resignation by Executive with or without Good Reason or
(iv) upon the expiration of the Term.

          1.25 "Voting Stock" shall mean with respect to any share, interest, participation or other equivalent (however designated, whether voting or non-voting) in equity of the Company, whether now outstanding or issued after the date hereof, including, without limitation, any Common Stock, any preferred stock and any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the Board.

                                ARTICLE II

                            EMPLOYMENT AND TERM

          2.1 EMPLOYMENT. The Executive shall be employed as the Chairman and Chief Executive of the Company, and Executive hereby accepts such employment and agrees to serve in any similar capacity for any of the Company's subsidiaries.

          2.2 TERM. The Term shall commence on the date of the Public Offering; PROVIDED, HOWEVER, that if the Public Offering does not occur before December 1, 1996 this Agreement shall not commence and the parties hereto shall be under no obligation or entitlement hereunder. Once commenced, this Agreement shall end on the earlier of (i) the third anniversary of the Public Offering and (ii) the date of any Termination. Notwithstanding the foregoing, and subject to Section
5.2 hereof, if six months' advance written notice terminating this Agreement is not received by Executive before the third anniversary (or any subsequent anniversary) of the Public Offering, then this Agreement shall be automatically renewed for successive one-year periods.

          2.3 DUTIES. The Executive shall be directly responsible for the Company's strategic affairs and shall have all powers, duties and responsibilities commensurate with his position as set forth in Section 2.1 hereof or as may be assigned by the Board from time to time; PROVIDED, HOWEVER, that any such powers, duties and responsibilities assigned by the Board are commensurate with such position. The Executive shall use his best efforts and devote all of his business time, attention and energy in performing his duties hereunder. Notwithstanding the foregoing, nothing in this Agreement shall restrict Executive from managing his personal investments, personal business affairs and other personal matters, or serving on civic or charitable boards or committees, if such activities do not interfere with the performance of his duties hereunder or conflict with the Company's interests.

                                   ARTICLE III

                            COMPENSATION AND BENEFITS

          3.1 BASE SALARY. For services performed by Executive for the Company and its subsidiaries hereunder, the Company shall pay Executive an annual Base Salary of $350,000 in accordance with the Company's regular payroll practices. On each anniversary date of the Public Offering, the Executive shall be subject to an annual review; PROVIDED, HOWEVER, that the Executive's Base Salary shall be increased (but not decreased) to an amount equal to the product of the Base Salary MULTIPLIED BY the sum of (i) one PLUS (ii) the percentage increase, if any, in the Consumer Price Index for all Urban Consumers, All Items, for the most recent twelve-month period for which such figures are then available as promulgated by the Department of Labor Bureau of Statistics.

          3.2 BONUSES. Executive shall be eligible to receive an annual cash bonus in accordance with the Bonus Agreement. Any compensation which may be otherwise authorized from time to time by the Board (or an appropriate committee thereof) shall be in addition to the Base Salary and any Bonus Award.
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          3.3 STOCK OPTIONS. Executive shall be entitled to receive annual grants of stock options or restricted stock in amounts determined by the Board in its sole and absolute discretion.

          3.4 OTHER BENEFITS. In addition to the Base Salary and participation in the Bonus Plan, Executive shall also be entitled to the following:

               (a) PARTICIPATION IN BENEFIT PLANS. Executive shall be entitled to participate in and receive benefits under all present and future life, accident, disability, medical, pension, and savings plan and all similar benefits made available to senior executive officers of the Company. Executive shall also be entitled to participate in all other welfare and benefit plans maintained by the Company and/or its subsidiaries, as the case may be, for their respective employees generally.

               (b) VACATION. Executive shall be entitled to vacation and paid holidays consistent with the Company's practices as adopted from time to time; PROVIDED, HOWEVER, that such vacation shall not be less than 20 days each year.

               (c) EXPENSES. The Company shall reimburse Executive for reasonable travel, out of pocket business expenses incurred by Executive in the performance of his duties hereunder, provided appropriate documentation supporting such expenses is submitted in accordance with the Company's governing policies.

                                   ARTICLE IV

                                    COVENANTS

          4.1 NON-INTERFERENCE. During the Term and a period of two years thereafter, Executive agrees not to solicit or encourage (i) any employee of the Company who is employed in an executive, managerial, administrative or professional capacity or who possesses Confidential Material to leave the employment of the Company or (ii) any customer of the Company on behalf of any Competitor or any other business, directly, indirectly on behalf of himself or any other Person (collectively,"Solicitation").

          4.2 NONDISCLOSURE OF CONFIDENTIAL MATERIAL. (a) In the performance of his duties hereunder, Executive shall have access to confidential records and information, including, but not limited to, information relating to (i) any Intellectual Property or (ii) the Company's business practices, finances, developments, customers, affairs, marketing or purchasing strategy or other secret information (collectively, clauses (i) and (ii) of this Section 4.2(a) are referred to as the "Confidential Material").

               (b) All Confidential Material shall be disclosed to Executive in confidence. Except in performing his duties hereunder, Executive shall not, during the Term and at all times thereafter, disclose or use any Confidential Material.

               (c) All records, files, drawings, documents, equipment and other tangible items containing Confidential Material shall be the Company's exclusive property, and, upon termination of this Agreement, or whenever requested by the Company, Executive shall promptly deliver to the Company all of the Confidential Material (and copies thereof) that may be in Executive's possession or control. The Company hereby represents and warrants that it shall give custody of such Confidential Material to a escrow agent, with terms acceptable to both the Company and the Executive, for a three-year period at an annual cost not to exceed $500.

               (d) The foregoing restrictions shall not apply if (i) such Confidential Material has been publicly disclosed (not due to a breach by Executive of his obligations hereunder or by breach of any other person of a fiduciary or confidential obligation to the Company) or (ii) Executive is required to disclose Confidential Material by or to any court of competent jurisdiction or any governmental or quasi-governmental agency, authority or instrumentality of competent jurisdiction; PROVIDED, HOWEVER, that Executive shall, prior to any such disclosure, immediately notify the Company of such requirement; PROVIDED, FURTHER, that the Company shall have the right, at its expense, to object to such disclosures and to seek confidential treatment of any Confidential Material to be so disclosed on such terms as it shall determine.

               4.3 NON-COMPETITION. (a) The Executive shall not, during the Term, Control any Person which is engaged, directly or indirectly, or Participate in any business that is competitive with the Company's business of developing, operating or expanding a facilities-based telecommunications voice or voice band data network within any country in any European Union member state, Switzerland or any country within South America in which the Company currently has a switch or point of presence for either origination or termination of voice or voice band data transmissions or in which the Company is so engaged in business or proposes to be so engaged in business in accordance with its strategic business plan current at the time of the Termination (collectively, "Competitive Activities"); PROVIDED, HOWEVER, that nothing in this Agreement shall preclude Executive from owning less than 5% of any class of publicly traded equity of any Person engaged in any Competitive Activity. Notwithstanding the immediately preceding sentence, if the Company has ceased to so provide such services within any such country at the time of Executive's Termination (or any time thereafter), the covenant set forth in the immediately preceding sentence shall no longer be applicable to such any such business in such country.

          (b) Upon any Termination for any reason other than for (i) Executive's Disability, (ii) for Cause or (iii) resignation without Good Reason, then the Executive shall not, for himself or any third party, directly or indirectly for a period of one year following the date of such Termination engage in Competitive Activities.

         (c) Upon any Termination without Cause or resignation for Good Reason, then the Executive shall not, for himself or any third party, directly or indirectly, engage in Competitive Activities for a period equal to the greater of (i) the Severance Period and (ii) one year following the date of Termination.

          4.4 EXECUTIVE INVENTIONS AND IDEAS.

               (a) Executive hereby agrees to assign to the Company, without further consideration, his entire right, title and interest (within the United States and all foreign jurisdictions), to any Intellectual

Property created, conceived, developed or reduced to practice by Executive (alone or with others), free and clear of any lien or encumbrance. If any Intellectual Property shall be deemed patentable or otherwise registrable, Executive shall assist the Company (at its expense) in obtaining letters patent or other applicable registration therein and shall execute all documents and do all things (including testifying at the Company's expense) necessary or appropriate to obtain letters patent or other applicable registration therein and to vest in the Company, or any affiliate specified by the Board.

               (b) Should Company be unable to secure Executive's signature on any document necessary to apply for, prosecute, obtain or enforce any patent, copyright or other right or protection relating to any Intellectual Property, whether due to Executive's Disability or other cause, Executive hereby irrevocably designates and appoints the Company and each of its duly authorized officers and agents as Executive's agent and attorney-in-fact to act for and on Executive's behalf and stead and to execute and file any such document and to do all other lawfully permitted acts to further the prosecution, issuance and other enforcement of patents, copyrights or other rights or protections with the same effect as if executed and delivered by Executive.

          4.5 ENFORCEMENT.

               (a) Executive acknowledges that violation of any covenant or agreement set forth in this Article IV would cause the Company irreparable damage for which the Company cannot be reasonably compensated in damages in an action at law, and, therefore, upon any breach by Executive of this Article IV, the Company shall be entitled to make application to a court of competent jurisdiction for equitable relief by way of injunction or otherwise (without being required to post a bond). This provision shall not, however, be construed as a waiver of any of the rights which the Company may have for damages, and all of the Company's rights and remedies shall be unrestricted.

               (b) If any provision of this Agreement, or application thereof to any person, place or circumstance, shall be held by a court of competent jurisdiction or be found in an arbitration proceeding to be invalid, unenforceable or void, the remainder of this Agreement and such provisions as applied to any other person, place and circumstance shall remain in full force and effect. It is the intention of the parties hereto that the covenants contained herein shall be enforced to the maximum extent (but no greater extent) in time, area, and degree of participation as is permitted by the law of the jurisdiction whose law is found to be applicable to the acts allegedly in breach of this agreement, and the parties hereby agree that the court making any such determination shall have the power to so reform the Agreement.

               (c) The Executive understands that the provisions of this Article IV may limit his ability to earn a livelihood in a business similar to the business of the Company but nevertheless agrees and hereby acknowledges that (i) such provisions do not impose a greater restraint than is necessary to protect the goodwill or other business interests of the Company; (ii) such provisions contain reasonable limitations as to time and the scope of activity to be restrained; and (iii) the consideration provided under this Agreement, including, without limitation, any amounts or benefits provided under Article V hereof, is sufficient to compensate

Executive for the restrictions contained in this Article IV. In consideration of the foregoing and in light of Executive's education, skills and abilities, Executive agrees that he will not assert, and it should not be considered, that any provisions of this Article IV prevented him from earning a living or otherwise are void, voidable or unenforceable or should be voided or held unenforceable.

               (d) Each of the covenants of this Article IV is given by Executive as part of the consideration for this Agreement and as an inducement to the Company to enter into this Agreement and accept the obligations hereunder.

                                    ARTICLE V

                                   TERMINATION

          5.1 TERMINATION OF AGREEMENT. Except for those provisions of this Agreement that survive Termination, this Agreement shall terminate upon any Termination.

          5.2 PROCEDURES APPLICABLE TO TERMINATION.

               (a) TERMINATION FOR CAUSE. The Executive may be terminated for Cause, upon at least 30 days' prior written notice from the Board to Executive for termination for Cause provided that Executive, with his counsel, shall have had the opportunity during such period to be heard at a meeting of the Board concerning such determination.

               (b) RESIGNATION FOR GOOD REASON. The Executive may resign for Good Reason, upon at least 30 days' prior written notice from Executive to the Board of his intent to resign for Good Reason provided that Executive, with his counsel, shall have met with the Board, if requested by the Board, during such period with respect to his intent to resign.

               (c) TERMINATION WITHOUT CAUSE OR FOR DISABILITY. The Executive may be terminated without Cause or for Disability, upon at least 30 days' prior written notice from the Board to Executive, by a vote of the Board, provided that Executive, with his counsel, shall have had the opportunity during such period to be heard at a meeting of the Board with respect to such determination).

               (d) NO EFFECT ON RIGHTS. The Executive's right or obligation to be heard in connection with a Termination shall not otherwise effect the rights and obligations of the Executive and the Company hereunder.

          5.3 OBLIGATIONS OF THE COMPANY UPON TERMINATION.

               (a) ACCRUED OBLIGATIONS AND OTHER BENEFITS. Upon any Termination, the Company shall pay to Executive, or, upon Executive's Disability, to his heirs, estate or legal representatives, as the case may be, the following:

                    (i) all Accrued Obligations in a lump sum within 10 days after the date of Termination; and

                    (ii) all benefits accrued by Executive as of the date of Termination under all qualified and nonqualified retirement, pension, profit sharing and similar plans of the Company to such extent, in such manner and at such time as are provided under the terms of such plans and arrangements.

               (b) TERMINATION WITHOUT CAUSE OR RESIGNATION FOR GOOD REASON. If the Board terminates Executive's employment without Cause (excluding Termination because of Disability), or if Executive resigns for Good Reason, in addition to the amounts payable under Section 5.3(a) hereof:

                    (i) The Company shall pay Executive (A) one-half (1/2) of the Severance Amount in a lump sum within 10 days after the date of Termination and (B) one-half (1/2) of the Severance Amount over the unexpired portion of the Term in accordance with the Company's regular payroll practices then in existence; and

                    (ii) The Company shall continue all benefits coverage of Executive and any dependents then provided under its benefit plans or policies for the unexpired portion of the Term.

               (c) TERMINATION FOR CAUSE OR RESIGNATION WITHOUT GOOD REASON. If the Board terminates Executive's employment for Cause, or if Executive resigns without Good Reason, Executive shall only be entitled to the amounts payable under Section 5.3(a) hereof:

               (d) TERMINATION FOR DISABILITY. Upon Termination of Executive because of a Disability, in addition to the amounts payable under Section 5.3(a) hereof, the Company shall pay the aggregate Disability Payment for three years in accordance with the Company's regular payroll practices then in existence.

               (e) EXCLUSIVITY. Any amount payable to Executive pursuant to this
Article V shall be Executive's sole remedy upon a Termination, and Executive waives any and all rights to pursue any other remedy at law or in equity; PROVIDED, HOWEVER, that Executive does not hereby waive any right provided under any federal, state or local law or regulation relating to employment discrimination.

                                   ARTICLE VI

                                  MISCELLANEOUS

          6.1 EXECUTIVE ACKNOWLEDGMENT. The Executive acknowledges that he has consulted with or has had the opportunity to consult with independent counsel of his own choice concerning this Agreement and has been advised to do so by the Company, and that he has read and understands the Agreement, is fully aware of its legal effect, and has entered into it freely based on his own judgment.

          6.2 BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of Executive's heirs and representatives and the Company's successors and assigns. The Company shall require any successor (whether direct or indirect, by purchase, merger, reorganization, consolidation, acquisition of assets or stock, liquidation, or otherwise), by agreement in form and substance reasonably satisfactory to Executive, to assume performance of this Agreement in the same manner that the Company would have been required to perform this Agreement if no such succession had taken place. Regardless of whether such agreement is executed, this Agreement shall be binding upon any successor of the Company in accordance with the operation of law.

          6.3 NOTICES. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered by hand or mailed within the continental United States by first class certified mail, return receipt requested, postage prepaid, addressed as follows:

(a)  if to the Board or the             b) if to Executive, to:
     Company, to:

     Viatel, Inc.                       Martin Varsavsky
     800 Third Avenue, 18th Floor       Vda. de Los Chopos No. 12
     New York NY 10022                  28109 La Moraleja
     Attention:  General Counsel        Madrid, Spain

Any such address may be changed by written notice sent to the other party at the last recorded address of that party.

          6.4 TAX WITHHOLDING. The Company shall provide for the withholding of any taxes required to be withheld under federal, state and local law (other than the employer's portion of such taxes) with respect to any payment in cash and/or other property made by or on behalf of the Company to or for the benefit of Executive under this Agreement or otherwise. The Company may, at its option: (i) withhold such taxes from any cash payments owing from the Company to Executive,
(ii) require Executive to pay to the Company in cash such amount as may be required to satisfy such withholding obligations and/or (iii) make other satisfactory arrangements with Executive to satisfy such withholding obligations.

          6.5 NO ASSIGNMENT; NO THIRD PARTY BENEFICIARIES. Except as otherwise expressly provided in Section 6.2 hereof, this Agreement is not assignable by any party, and no payment to be made hereunder shall be subject to alienation, sale, transfer, assignment, pledge, encumbrance or other charge. Except for the Company and its existing and future subsidiaries, no Person shall be, or deemed to be, a third party beneficiary of this Agreement.

          6.6 EXECUTION IN COUNTERPARTS. This Agreement may be executed by the parties hereto in one or more counterparts, each of which shall be deemed to be an original, but all such counterparts shall constitute one and the same instrument, and all signatures need not appear on any one counterpart.

          6.7 JURISDICTION AND GOVERNING LAW. Jurisdiction over disputes with regard to this Agreement shall be exclusively in the courts of the State of New York, and this Agreement shall be construed and interpreted in accordance with and governed by the laws of the State of New York as applied to contracts capable of being wholly performed in such State.

          6.8 ENTIRE AGREEMENT; AMENDMENT. Except as otherwise provided in
Section 3.3 hereof, this Agreement and the Exhibits attached hereto embody the entire understanding of the parties hereto, and supersede all prior agreements regarding the subject matter hereof. No change, alteration or modification hereof may be made except in a writing, signed by both of the parties hereto.

          6.9 HEADINGS. The headings in this Agreement are for convenience of reference only and shall not be construed as part of this Agreement or to limit or otherwise affect the meaning hereof.

          6.10 SURVIVAL. Notwithstanding anything to the contrary herein, Section Article IV, Section 5.3 and Article VI of this Agreement shall survive termination of this Agreement or Termination for any reason whatsoever.

          IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the day first written above.

                   VIATEL, INC.

                   By: /s/ Michael J. Mahoney
                      ----------------------------------
                           Michael J. Mahoney, President

                   EXECUTIVE

                       /s/ Martin Varsavsky
                      ----------------------------------

                                 BONUS AGREEMENT

     THIS BONUS AGREEMENT ("Agreement") is entered into on September 23, 1996 by and between VIATEL, INC., a Delaware corporation with an office at 800 Third Avenue, New York, New York 10022 (the "Company"), and MARTIN VARSAVSKY, an individual currently residing at Vda. de Los Chopos No. 12, 28109 La Moraleja, Madrid, Spain (the "Executive").

                              W I T N E S S E T H:

          WHEREAS, the Company is contemplating a Public Offering (as defined below) of certain of its equity securities;

          WHEREAS, the Board of Directors (the "Board") desires to provide incentives to Executive to remain in the Company's employ for a three-year period after the Public Offering; and

          WHEREAS, the Board and the Executive desire that Company employ the Executive as the Chairman and Chief Executive Officer.

          NOW THEREFORE, each of the Company and Executive, intending to be legally bound, hereby covenants and agrees as follows:

     1. DEFINITIONS. All capitalized terms used in this Agreement that are not defined herein shall have the definitions ascribed thereto in the Executive's Employment Agreement, dated September 23, 1996, between the Executive and the Company.

     2. PURPOSE. The Company has entered into this Agreement to provide appropriate incentives to the Executive to achieve and exceed specified performance objectives to enhance the Company's value for the benefit of its stockholders.

     3. PERFORMANCE YEAR. Each calendar year beginning with January 1, 1997 shall be a "Performance Year." During the Term, if the Executive is employed by the Company for a part of a Performance Year, he shall receive a Bonus Award (as hereinafter defined) equal to the Bonus Award he would have received had he been employed for the entire Performance Year, MULTIPLIED BY a fraction, of which (i) the numerator is the number of days he was employed by the Company during such Performance Year and (ii) the denominator is 365; PROVIDED, HOWEVER, that if Executive's employment is terminated before the end of the Performance Year either (x) by the Board for Cause or (y) by the Executive without Good Reason, no Bonus Award shall be made for the related Performance Year (or part thereof).

     4. REVENUE. Revenue shall mean, with respect to the Company on a consolidated basis for any Performance Year, the Company's consolidated Net Revenue for such Performance Year as determined in accordance with generally accepted accounting principles consistently applied, including revenue earned during such Performance Year and less credits and discounts issued and accrued during such Performance Year.

     5. EBITDA. EBITDA shall mean, with respect to the Company on a consolidated basis for any Performance Year, the Company's consolidated pre-tax income for such Performance Year as determined in accordance with generally accepted accounting principles consistently applied, PLUS, to the extent deducted in computing such consolidated pre-tax income, without duplication, (A) the sum of (a) interest expense, (b) depreciation expense and amortization expense, (c) extraordinary losses, (d) realized and unrealized foreign currency losses, performance losses relating to any foreign currency transactions or hedging activities, (e) all bonuses paid to employees in such year, whether for any prior or current year, MINUS, to the extent included in computing such consolidated pre-tax income, without duplication, (B) the sum of
(i) interest income, (ii) extraordinary gains and (iii) non-cash exchange, translation or performance gains relating to any foreign currency transactions or currency fluctuations.

     6. BONUS AWARDS. (a) For each Performance Year set forth below, the Executive shall receive a cash bonus (the "Bonus Award") equal to the Executive's Base Salary multiplied by the Bonus Multiple for such Performance Year as specified below. For purposes of this Agreement, the term "Bonus Multiple" shall mean the multiple, if any, selected from the charts below by computing (i) actual REVENUE for the Performance Year as a percentage of Projected REVENUE for such Year, assuming that the Projected REVENUE is $84,000,000, $131,000,000 and $212,000,000 for 1997, 1998 and 1999,
respectively, and (ii) the variance in actual EBITA as compared to Projected EBITDA, assuming that the Projected EBITDA, having been adjusted so that the total projected bonus payment for such year is zero, is $(19,000,000), $(19,000,000) and $(7,200,000) for 1997, 1998 and 1999, respectively.

                                      1997


                 Variance in Actual EBITDA from Projected EBITDA

                     -10%     0%     5%     10%    15%    20%    25%
                       or      or     or     or     or     or     or
                     better  better better better better better better
Actual    100%
           or         0.6    1.0    1.1    1.2    1.2    1.2     1.2
          above

Revenue   110%
           or         0.7    1.1    1.2    1.2    1.2    1.2     1.2
          above

  as a    120%
           or         0.8    1.2    1.2    1.2    1.2    1.2     1.2
          above

Percent   130%
  of       or         0.9    1.2    1.2    1.2    1.2    1.2     1.2
          above

Projected 140%
           or         0.9    1.2    1.2    1.2    1.2    1.2     1.2
          above
Revenue


                                      1988

                 Variance in Actual EBITDA from Projected EBITDA

                     -10%     0%     5%     10%    15%    20%    25%
                       or      or     or     or     or     or     or
                     better  better better better better better better
Actual    100%
           or         0.8    1.0    1.1    1.2    1.3    1.4     1.5
          above

Revenue   110%
           or         0.9    1.1    1.2    1.3    1.4    1.5     1.5
          above

  as a    120%
           or         1.0    1.2    1.3    1.4    1.5    1.5     1.5
          above

Percent   130%
  of       or         1.1    1.3    1.4    1.5    1.5    1.5     1.5
          above

Projected 140%
           or         1.2    1.4    1.5    1.5    1.5    1.5     1.5
          above
Revenue


                                      1999

                 Variance in Actual EBITDA from Projected EBITDA

                     -10%     0%     5%     10%    15%    20%    25%
                       or      or     or     or     or     or     or
                     better  better better better better better better
Actual    100%
           or         0.8    1.0    1.1    1.2    1.3    1.4     1.5
          above

Revenue   110%
           or         1.0    1.1    1.2    1.3    1.4    1.5     1.6
          above

  as a    120%
           or         1.1    1.2    1.3    1.4    1.5    1.6     1.7
          above

Percent   130%
  of       or         1.2    1.3    1.4    1.5    1.6    1.7     1.8
          above

Projected 140%
           or         1.3    1.4    1.5    1.6    1.7    1.8     1.9
          above
Revenue

          (b) The final determination of EBITDA with respect to any Performance Year shall be subject to the affirmative approval (the "Approval") of a majority of Compensation Committee members then in office. If the Approval is not obtained within 15 days after completion of the Company's audited financial statements for the related Performance Year, the Compensation Committee shall appoint a nationally recognized accounting firm (which may be the Company's auditors) to determine EBITDA in respect of such Performance Year.

          (c) If the Company issues additional securities, whether debt or equity, for the purpose of raising funds after the initial Public Offering, then the Compensation Committee (excluding the Executive if the Executive is a member of the Compensation Committee) shall be empowered to amend this Agreement in any manner it deems appropriate taking into account all of the facts and circumstances, including (i) the Company's desire to provide long-term incentive to the Executive and (ii) the reasons such additional capital was raised.

     7. TIME OF PAYMENT. Each Award shall be paid no later than the fourteenth
(14th) day (assuming Approval is obtained or, assuming Approval is not obtained, as to the undisputed amount), or the thirtieth (30th) day (assuming Approval is not obtained, as to the disputed amount), after completion of the Company's audited financial statements for such Performance Year.

     8. NO ASSIGNMENTS. A Executive may not assign an Bonus Award without the prior written consent of the Board. Any attempted assignment without such consent shall be void. For purposes of this Agreement, any designation of, or payment to, an administrator, representative or beneficiary in the event of the Executive's Disability shall not be deemed an assignment.

     9. UNFUNDED INCENTIVE COMPENSATION ARRANGEMENT. The Bonus Agreement is intended to constitute an unfunded incentive compensation arrangement covering the Executive. Nothing contained hereunder shall create or be construed to create a trust of any kind. Any Bonus Award shall be paid from the general funds of the Company, and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such awards.

     10. NO RIGHT TO SPECIFIC ASSETS. There shall not vest in any participant any right, title, or interest in and to any specific assets of the Company.

     11. BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of Executive's heirs and representatives and the Company's successors and assigns.

     12. NOTICES. All notices hereunder shall be in writing and shall be sent to the address (as amended from time to time) and in the manner specified in the Employment Agreement.

     13. TAX WITHHOLDING. The Company shall provide for the withholding of any taxes required to be withheld under federal, state and local law

(other than the employer's portion of such taxes) with respect to any payment in cash and/or other property made by or on behalf of the Company to or for the benefit of Executive under this Agreement or otherwise.

     14. EXECUTION IN COUNTERPARTS. This Agreement may be executed by the parties hereto in one or more counterparts, each of which shall be deemed to be an original, but all such counterparts shall constitute one and the same instrument, and all signatures need not appear on any one counterpart.

     15. JURISDICTION AND GOVERNING LAW. Jurisdiction over disputes with regard to this Agreement shall be exclusively in the courts of the State of New York, and this Agreement shall be construed and interpreted in accordance with and governed by the laws of the State of New York as applied to contracts capable of being wholly performed in such State.

     16. ENTIRE AGREEMENT; AMENDMENT. This Agreement embodies the entire understanding of the parties hereto, and supersedes all prior agreements regarding the subject matter hereof. No change, alteration or modification hereof may be made except in a writing, signed by both of the parties hereto.

     17. HEADINGS. The headings in this Agreement are for convenience of reference only and shall not be construed as part of this Agreement or to limit or otherwise affect the meaning hereof.

     IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the day first written above.

                   VIATEL, INC.

                   By: /s/ Michael J. Mahoney
                      ----------------------------------
                           Michael J. Mahoney, President

                   EXECUTIVE

                       /s/ Martin Varsavsky
                      ----------------------------------

                                    EXHIBIT D

                                  VIATEL, INC.


THIS INCENTIVE STOCK OPTION AGREEMENT (the "Agreement") is made as of January 1, 1996 (the "Grant Date") between Viatel, Inc. (the "Company") and _____________ ("Optionee").

                                   WITNESSETH:

WHEREAS, the Company has adopted the Viatel, Inc. 1993 Flexible Stock Incentive Plan (the "Plan"), which Plan is incorporated in this Agreement by reference and made a part hereof; and

WHEREAS, the Company regards Optionee as a valuable employee of the Company and has determined that it would be to the advantage and interest of the Company and its stockholders to grant the options provided for in this Agreement to Optionee as an inducement to remain in the service of the Company and its Affiliates (as defined in the Plan) and as an incentive for increased efforts during such service.

NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties hereto agree as follows:

     1. OPTION GRANT. The Company hereby grants to Optionee the right and option to purchase from the Company on the terms and conditions hereinafter set forth, all or any part of an aggregate of _________ shares of the common stock, $.01 par value per share, of the Company (the "Stock"). Except as set forth in paragraph 4(e) hereof, this option is intended to satisfy the requirements of
Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

     2. OPTION PRICE. The purchase price of the Stock subject to this option shall be $3.90 per share, which price is not less than the per share fair market value of such Stock as of the Grant Date as determined by the Board of Directors of the Company (the "Board"), or, if Optionee possesses more than ten (10) percent of the combined voting power of the Company or any of its Affiliates, not less than one hundred ten (110) percent of the per share fair market value of the Stock as of the Grant Date as determined by the Board. The term "Option Price" as used in this Agreement refers to the purchase price of the Stock subject to this option.

     3. OPTION PERIOD. This option shall be exercisable only during the Option Period, and during such Option Period, the execisability of this option shall be subject to the limitations of paragraph 4 and the vesting provisions of paragraph 5 hereof. The Option Period shall commence on the Grant Date and except as provided in paragraph 4 hereof, shall terminate ten (10) years from the Grant Date (the "Termination Date").

     4. LIMITS ON OPTION PERIOD. The Option Period may end before the Termination Date, as follows:

          (a) If Optionee ceases to be a bona fide employee of the Company or any of its Affiliates for any reason other than death, disability (within the meaning of subparagraph (c)) or termination for cause (within the meaning of subparagraph (d)) during the Option Period, the Option Period shall terminate three months after the earlier of (i) the date of cessation of employment or
(ii) the Termination Date, and the option shall be exercisable only to the extent exercisable under paragraph 5 hereof on the date of Optionee's cessation of employment.

          (b) If Optionee dies while in the employ of the Company or any of its Affiliates, the Option Period shall end one year after the date of death or on the Termination Date, whichever shall first occur, and Optionee's executor or administrator or the person or persons to whom Optionee's rights under this option shall pass by will or by the applicable laws of descent and distribution may exercise this option only to the extent exercisable under paragraph 5 hereof on the date of Optionee's death.

          (c) If Optionee's employment with the Company or any of its Affiliates is terminated by reason of disability, the Option Period shall end one year after the date of Optionee's termination of employment or on the Termination Date, whichever shall first occur, and this option shall be exercisable only to the extent exercisable under paragraph 5 hereof on the date of Optionee's termination of employment.

          (d) If Optionee's employment with the Company or any of its Affiliates is terminated for cause, the Option Period shall end immediately upon such termination. For purposes of this subparagraph (d), "Cause" shall mean (i) Optionee acts or fails to act, in bad faith, and the Board determines, after comprehensive review, that such action or failure to act by Optionee was to the material detriment of the Company; (ii) Optionee exhibits misconduct, dishonesty or habitual neglect in the management of the affairs of the Company which the Board determines, after comprehensive review, has a material adverse effect on the Company; (iii) Optionee is convicted of a felony or misdemeanor involving moral turpitude; or (iv) Optionee materially breaches any terms of his or her non-compete or confidential obligations.

          (e) Optionee acknowledges that the extension of the time periods provided for in subparagraphs (a), (b) and (c) at the time of Optionee's cessation of employment, death or Disability, as the case may be, will cause this option to fail to qualify for incentive stock option treatment under
Section 422 of the Code.

     5.   VESTING OF RIGHT TO EXERCISE OPTIONS.

          (a) Subject to the other limitations contained herein, on each anniversary of the Grant Date, the Optionee shall have the right to exercise this option for the number of shares equal to the lesser of: (i) 1/3 of the aggregate number of shares covered by this option and (ii) the number of shares specified, in the sole discretion of the Compensation Committee of the Board, in a certificate (the "Certificate") executed and delivered by such Compensation Committee before the anniversary of such Grant Date; provided, however, that to the extent the Compensation Committee limits the number of shares otherwise becoming exercisable during the three-year period commencing the Grant Date by issuing Certificate(s), the Compensation Committee may specify through the issuance of additional Certificate(s) delivered before the expiration of the Option Period, that all or some of these shares shall become exercisable before the expiration of such Period.

          (b) This option shall cease vesting upon the date employment is terminated, regardless of the reason for such termination.

          (c) This option may be exercised for the number of shares that have become exercisable in accordance with section 5(a) hereof at any time during the Option Period before the Termination Date. No partial exercise of this option may be for less than five (5) percent of the total number of shares then available under this option. In no event shall the Company be required to issue fractional shares.

          (d) If the aggregate fair market value of the Stock concerning which options are exercisable for the first time in any calendar year (under the Plan and any other incentive stock option plans of the Company or its Affiliates) exceeds $100,000 (determined as of the time such options are granted), then options shall be treated as incentive stock options to the extent that the underlying Stock has a fair market value of $100,000 (determined as of the date the options were granted) and options shall be treated as non-qualified stock options to the extent that the underlying Stock has a fair market value in excess of $100,000 (determined as of the date the options were granted).

     6. METHOD OF EXERCISE. Optionee may exercise this option with respect to all or any part of the shares of the Stock then subject to such exercise as follows:

          (a) By giving the Company written notice of such exercise, specifying the number of such shares as to which this option is exercised. Such notice shall be accompanied by an amount equal to the Option Price of such shares, in the form of any one or combination of the following: (i) cash; a certified check, bank draft, postal or express money order payable to the order of the Company in lawful money of the Untied States; (ii) shares of Stock valued at fair market value on the date of such exercise; (iii) notes or (iv) delivery on a form prescribed by the Committee (as such term is defined in the Plan) of any irrevocable direction to a securities broker approved by the Committee to sell shares and deliver all or a portion of the proceeds to the Company in payment for the Stock. Any note used to exercise this option shall be a full recourse, interest-bearing obligation containing such terms as the Committee shall determine. If a note is used, Optionee agrees to execute such further documents as the Company may deem necessary or appropriate in connection with issuing the note, perfecting a security interest in the Stock purchased with the note, and any related terms or conditions that the Company may propose. Such further documents may include, not by way of limitation, a security agreement, an escrow agreement, a voting trust agreement and an assignment separate from certificate.

          (b) Optionee shall be required, as a condition precedent to acquiring the Stock through exercise of this option, to execute one or more agreements relating to obligations in connection with ownership of the Stock or restrictions on transfer of the Stock no less restrictive than the obligations and restrictions to which the other stockholders of the Company are subject at the time of such exercise.

          (c) If required by the Company, Optionee shall give the Company satisfactory assurance in writing, signed by Optionee or his or her legal representative, as the case may be, that such shares are being purchased for investment and not with a view to the distribution thereof, provided that such assurance shall be deemed inapplicable to (1) any sale of such shares by such Optionee made in accordance with the terms of a registration statement covering such sale, which may hereafter be filed and become effective under the Securities Act of 1933, as amended (the "Securities Act") and with respect to which no stop order suspending the effectiveness thereof has been issued, and
(2) any other sale of such shares with respect to which in the opinion of counsel for the Company, such assurance is not required to be given in order to comply with the provisions of the Securities Act.

          (d) As soon as practicable after receipt of the notice required in paragraph 6(a) hereof and satisfaction of the conditions set forth in paragraphs 6(b) and 6(c) hereof, the Company shall, without transfer or issue tax and without other incidental expense to Optionee, deliver to Optionee at the office of the Company, at 800 Third Avenue, New York, New York 10022, attention of the Secretary, or such other place as may be mutually acceptable to the Company and Optionee, a certificate or certificates for such shares of Stock; provided, however, that the time of such delivery may be postponed by the Company for such period as may be required for it with reasonable diligence to comply with applicable registration requirements under the Securities Act, the Securities Exchange Act of 1934, as amended, any applicable listing requirements of any national securities exchange, and requirements under any other law or regulation applicable to the issuance or transfer of such shares.

     7.   CORPORATE TRANSACTIONS.

          (a) If there should be any change in the Stock subject to this option, through merger, consolidation, reorganization, recapitalization, reincorporation, stock split, stock dividend or other change in the capital structure of the Company, the Company shall make appropriate adjustments in order to preserve, but not to increase, the benefits to Optionee, including adjustments in the number of shares of such Stock subject to this option, kind of shares and in the price per share. Any adjustment made pursuant to this paragraph 7 hereof as a consequence of a change in the capital structure of the Company shall not entitle Optionee to acquire a number of shares of such Stock or shares of stock of any successor company greater than the number of shares Optionee would receive if, prior to such change, Optionee had actually held a number of shares of such Stock equal to the number of shares subject to this option.

          (b) For purposes of this paragraph 7 hereof, a "Corporate Transaction" shall include any of the following stockholder-approved transactions to which the Company is a party:

          (i) a merger or consolidation in which the Company is not the surviving entity, except (1) for a transaction the principal purpose of which is to change the state of the Company's incorporation, or (2) a transaction in which the Company's stockholders immediately prior to such merger or consolidation hold (by virtue of securities received in exchange for their shares in the Company) securities of the surviving entity representing more than fifty percent (50%) of the total voting power of such entity immediately after such transaction;

          (ii) the sale, transfer or other disposition of all or substantially all of the assets of the Company unless the Company's stockholders immediately prior to such sale, transfer or other disposition hold (by virtue of securities received in exchange for their shares in the Company) securities of the purchaser or other transferee representing more than fifty percent (50%) of the total voting power of the Company immediately after such transaction; or

          (iii) any reverse merger in which the Company is the surviving entity but in which the Company's stockholders immediately prior to such merger do not hold (by virtue of their shares in the Company held immediately prior to such transaction) securities of the Company representing more than fifty percent (50%) of the total voting power of the Company immediately after such transaction.

          (c) In the event of any Corporate Transaction, this option shall become exercisable in its entirety immediately prior to the specified effective date of the Corporate Transaction unless assumed by the successor corporation or its parent company, pursuant to options providing substantially equal value and having substantially equivalent provisions as the options granted pursuant to this Agreement.

     8. LIMITATIONS ON TRANSFER. This option shall, during Optionee's lifetime, be exercisable only by Optionee, and neither this option nor any right hereunder shall be transferable by Optionee by operation of law or otherwise other than by will or the laws of descent and distribution. In the event of any attempt by Optionee to alienate, assign, pledge, hypothecate, or otherwise dispose of this option or of any right hereunder, except as provided for in this Agreement, or in the event of the levy of any attachment, execution, or similar process upon the rights or interest hereby conferred, the Company at its election may terminate this option by notice to Optionee and this option shall thereupon become null and void.

     9. NO STOCKHOLDER RIGHTS. Neither Optionee nor any person entitled to exercise Optionee's rights in the event of his death shall have any of the rights of a stockholder with respect to the shares of the Stock subject to this option except to the extent the certificates for such shares shall have been issued upon the exercise of this option.

     10. NO EFFECT ON TERMS OF EMPLOYMENT. Subject to the terms of any written employment contract to the contrary, the Company (or its Affiliates which employs Optionee) shall have the right to terminate or change the terms of employment of Optionee at any time and for any reason whatsoever, with or without cause.

     11. NOTICE. Any notice required to be given under the terms of this Agreement shall be addressed to the Company in care of the its Secretary at the Office of the Company at 800 Third Avenue, New York, New York 10022 and any notice to be given to Optionee shall be addressed to him or her at the address given by him or her beneath his or her signature to this Agreement, or such other address as either party to this Agreement may hereafter designate in writing to the other. Any such notice shall be deemed to have been duly given when enclosed in a properly sealed envelope or wrapper addressed as aforesaid, registered or certified and deposited (postage or registration or certification fee prepaid) in post office or branch post office regularly maintained by the United States or, if Optionee is located outside of the United States, an applicable foreign governmental body.

     12. COMMITTEE DECISIONS CONCLUSIVE. All decisions of the Committee upon any question arising under the Plan or under this Agreement shall be conclusive.

     13. SUCCESSORS. This Agreement shall be binding upon an inure to the benefit of any successor or successors of the Company. Where the context permits, "Optionee" as used in this Agreement shall include Optionee's executor, administrator or other legal representative or the person or persons to whom Optionee's rights pass by will or the applicable laws of descent and distribution.

     14. EARLY DISPOSITIONS. Optionee agrees, as partial consideration for the designation of this option as an incentive stock option under Section 422 of the Code, to notify the Company in writing within thirty (30) days of any disposition of any shares acquired by exercise of this option if such disposition occurs within two (2) years from the Grant Date or within one (1) year from the date Optionee purchased such shares by exercise of this option.

     15. NEW YORK LAW. The interpretation, performance and enforcement of this Agreement shall be governed by the laws of the State of New York (without regard to the choice of law principles thereof).

     IN WITNESS WHEREOF, the Company has caused these presents to be executed on its behalf, and Optionee has hereunto set his or her hand as of the day and year first above written.


_____________, 1996           By: _________________________
                              Its:_________________________


Agreed to by:_______________________